UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The disclosure under Item 5.02(c) of this current report on Form 8-K is incorporated by reference.

(c)

On April 4, 2019, the Board appointed Mark Bonney as Executive Chair, effective immediately. In connection with that appointment, Mr. Bonney will assume duties as Chairman of the Board and as the Company’s principal executive officer, the Office of the Chief Executive Officer (previously filled by Yossi Aloni, Peter Faubert, Marek Kielczewski and David McEvoy) was eliminated, and Mr. Markey resigned as Chairman of the Board though continues as a member of the Board of Directors. Mr. Aloni continues to serve as the Company’s Chief Commercial Officer, Mr. Faubert continues to serve as the Company’s Chief Financial Officer, Mr. Kielczewski continues to serve as the Company’s Chief Technology Officer, and Mr. McEvoy continues to serve as the Company’s General Counsel.

Mark Bonney, 65, has served as a Director of SeaChange since August 2017 and brings more than 35 years of senior financial and operational experience with middle market technology companies in the U.S. and abroad. Mr. Bonney most recently served as President, Chief Executive Officer and Executive Director of RhythmOne plc from May 2018 to April 1, 2019, at which time Mr. Bonney resigned in connection with the sale of RhythmOne to Taptica International Ltd. Mr. Bonney also served as the Interim Chief Financial Officer of RhythmOne from February 4, 2019 to April 1, 2019. Previously, Mr. Bonney served as President and Chief Executive Officer of MRV Communications, Inc. (NASDAQ: MRVC) from December 2014 until its sale in August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney has served as a Director of Zix Corporation (NASDAQ: ZIXI) since January 2013 and serves as a member of its Audit Committee and its Nominating & Corporate Governance Committee. Mr. Bonney also serves as a Director of Community eConsult Network, Inc., a not-for-profit corporation engaged in medical consultative services, and is Chairman Emeritus of Community Health Centers, Inc. Mr. Bonney has held senior financial and management roles at Black & Decker, Zygo Corporation, Axsys Technologies, Inc., American Bank Note Holographics, Inc. and Direct Brands LLC leading up to Chief Financial Officer, President and Chief Executive Officer. In addition to his current directorships he has served as a director of Axsys, American Bank Note Holographics, Threecore, Inc., ASearch LLC and Sigma Designs, Incorporated. Mr. Bonney also founded and served as former Chairman of the Angel Investor Forum. Mr. Bonney holds a BS in Business Administration from Central Connecticut State University and an MBA in Finance from the University of Hartford.

The selection of Mr. Bonney as Executive Chair was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationship between Mr. Bonney and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Bonney reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Bonney as Executive Chair, SeaChange’s Compensation Committee approved the following compensation for Mr. Bonney during the period Mr. Bonney serves as Executive Chair:

•	Cash compensation of $35,417 per month based on full-time employment;

•

A short-term incentive award to be based on the same criteria as to be set for the Company’s executive officers for fiscal 2020, with a target payout of $255,000 and with the payout with respect to non-individual performance goals to be prorated if service as Executive Chair ends prior to January 31, 2020; and

•	An award of 230,769 RSUs to vest annually over 2 years, contingent on continued service as a director, with “double trigger” acceleration upon a change in control.

During the period Mr. Bonney serves as Executive Chair, Mr. Bonney will cease to receive compensation as a non-employee director of SeaChange.

In connection with the appointment of Mr. Bonney as Executive Chair, Mr. Bonney resigned as a member and chair of both the Audit and Compensation Committees of the Board of Directors, Mr. Tuder was appointed chair of the Audit Committee, and Mr. Sriubas was appointed chair of the Compensation Committee. The Audit Committee now consists of Mr. Tuder (Chair), Ms. Cotton, Mr. Markey and Mr. Sriubas. The Compensation Committee now consists of Mr. Sriubas (Chair), Ms. Cotton and Mr. Pons.

Attached as Exhibit 99.1, and incorporated by reference, is a copy of the press release issued by SeaChange dated April 5, 2019, announcing the appointment of Mr. Bonney as Executive Chair of SeaChange.

(e)

The disclosure under Item 5.02(c) of this current report on Form 8-K is incorporated by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)    Exhibits

The following exhibits are attached to this report:

Exhibit No.

99.1	Press release issued by SeaChange International, Inc., dated April 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Peter Faubert

Peter Faubert
Chief Financial Officer

Dated: April 5, 2019